UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2008 (March 3, 2008)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 3, 2008, Baker Hughes Incorporated (the “Company”) initiated a commercial paper program (the “Program”) under which the Company may issue from time to time unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $500 million. To the extent the Company has outstanding commercial paper under the Program, the Company’s ability to borrow under its $500 million committed revolving credit facility will be reduced. The proceeds of the Program will be used for general corporate purposes, including working capital, capital expenditures, acquisitions and share repurchases. Commercial paper issued under the Program is scheduled to mature within 270 days of issuance. The commercial paper is not redeemable prior to maturity and will not be subject to voluntary prepayment. The commercial paper is unsecured and issued on a private placement exempt from registration under the federal and state securities laws. The commercial paper constitutes a direct financial obligation of the Company. As of March 5, 2008, the Company has issued an aggregate of approximately $100 million of Notes under the Program.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: March 5, 2008	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary